                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): September 28, 1999

                            Mpath Interactive, Inc.
            (Exact name of Registrant as specified in its charter)


        DELAWARE                        000-25399                94-3217317
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)



                               665 Clyde Avenue
                        Mountain View, California 94043
              (Address of principal executive offices) (Zip code)


                                (650) 429-3900
             (Registrant's telephone number, including area code)
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Item 5.  Other Events.

a. On September 28, 1999, Mpath Interactive, Inc., a Delaware corporation, announced that it will acquire Resounding Technology, Inc., a Delaware corporation. This acquisition will be accomplished by the statutory merger (the "Merger") of ITR Acquisition Corp., a Delaware corporation and a
         ------
   wholly-owned subsidiary of Mpath, with and into Resounding. The Merger will be accomplished pursuant to the Agreement and Plan of Merger, dated as of September 27, 1999, among Mpath, Resounding, and ITR Acquisition Corp., and a related Certificate of Merger, following approval by the stockholders of Resounding and satisfaction of other closing conditions. A copy of Mpath's press release announcing the Merger is attached as Exhibit 99.1 hereto and incorporated by reference herein.

b. Mpath also announced on September 28, 1999 that it is doing business as "HearMe." A copy of Mpath's press release announcing the name change is attached as Exhibit 99.1 hereto and incorporated by reference herein.

c. On October 7, 1999, Mpath filed a patent infringement suit against Lipstream Networks, Inc. and Lipstream Networks, Inc. dba Delaware Lipstream Networks, Inc. in the United States District Court, Northern District of California, San Jose Division. On October 13, 1998, Mpath was issued United States Patent No. 5,822,523, entitled "Server-Group Messaging System for Interactive Applications." The action alleges that Lipstream infringes this patent through the sale and licensing of its products. Mpath is seeking a court order to enjoin Lipstream from further sale or licensing of infringing products and is also seeking to recover damages, attorneys fees and costs.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits.  99.1 Press Release dated September 28, 1999.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   Mpath Interactive, Inc.
                                   (Registrant)



Date:  October 22, 1999            By:   /s/ Linda Palmor
       ----------------                  ---------------------------------------
                                         Linda Palmor, Chief Financial Officer


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                               INDEX TO EXHIBITS


Exhibit
Number    Description
------    -----------

99.1      Press release dated September 28, 1999